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                                                                    Exhibit 10.7

                          [METABOLIX, Inc. Letterhead]

                                November 3, 2004

Archer-Daniels-Midland-Company
4666 Faries Parkway
Decatur, IL  62526

Ladies and Gentlemen:

     This letter is intended to set forth certain understandings between the undersigned Metabolix, Inc. ("MBX") and Archer-Daniels-Midland Company ("ADM") in connection with the Technology Alliance Agreement (the "Technology Alliance Agreement") entered into by and between MBX and ADM Polymer Corporation, a Delaware corporation and wholly-owned subsidiary of ADM ("ADM Sub") and the Commercial Alliance Agreements to be entered into, if at all, by and among MBX, ADM Sub and the Joint Sales Company upon completion of the activities described in the Technology Alliance Agreement. Capitalized terms used but not defined herein shall have the definitions provided in the Commercial Alliance Agreement.

     Under the Technology Alliance Agreement, ADM Sub has certain obligations to MBX (the "Technology Alliance Obligations"), including without limitation, the following obligations (which are set forth for informational purposes and are not to amend the terms set forth in the Technology Alliance Agreement or to inform the interpretation of such terms): (i) to pay the amounts indicated in
Article 5 and (ii) to provide indemnification as set forth in Article 10. Under the Commercial Alliance Agreements, ADM Sub has certain obligations to MBX and/or the Joint Sales Company (the "Commercial Alliance Obligations" and together with the Technology Alliance Obligations, the "Obligations"), including without limitation, the following obligations (which are set forth for informational purposes and are not to amend the terms set forth in the Commercial Alliance Agreements or to inform the interpretation of such terms):
(i) to provide certain licenses to MBX and the Joint Sales Company to ADM Technology, which is defined to include Technology Controlled by ADM, (ii) to construct the ADM Sub Manufacturing Facility, (iii) to make an investment of capital in the Joint Sales Company; (iv) to provide indemnification as set forth in Article 12 of the Commercial Alliance Agreement, (v) to manufacture PHA Material for sale to the Joint Sales Company during the Term, and under certain circumstances, after the Term for sale to MBX, pursuant to the Manufacturing Agreement, and (vi) to finance certain cash requirements of the Joint Sales Company pursuant to the Loan and Security Agreement.

     As a condition to the execution and delivery by MBX of the Technology Alliance Agreement and the Commercial Alliance Agreements, ADM, by signing a copy of this letter agrees to the following:

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     1.   If ADM Sub materially defaults on any material Obligation, ADM shall be directly liable to MBX for the performance of such Obligations, and shall perform such Obligations, upon demand by MBX.

     2. The obligations of ADM set forth in this letter are independent of the Obligations of ADM Sub, and a separate action or actions may be brought and prosecuted against ADM, whether action is brought against any ADM Sub or whether such ADM Sub be joined in any such action or actions.

     3. ADM waives any right to require MBX to proceed against ADM Sub for performance of any Obligation after a failure to perform as provided in the Technology Alliance Agreement or the relevant Commercial Alliance Agreement, as applicable. With respect only to MBX and its successors and assigns, ADM waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against ADM Sub.

     4. If ADM Sub is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against ADM Sub, and in any such proceeding some or all of any indebtedness or Obligations are terminated or rejected or any Obligation is modified or abrogated, or if the Obligations are otherwise avoided for any reason, ADM agrees that ADM's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This letter agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by MBX upon the insolvency, bankruptcy or reorganization of ADM Sub, as though such payment had not been made.

     5. ADM hereby agrees that any breach by it of its obligations under this letter agreement shall constitute a material breach by ADM Sub of a material obligation under the Technology Alliance Agreement and Commercial Alliance Agreements, subject to all applicable cure provisions.

     6. ADM agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by MBX in the enforcement of this letter agreement except those costs and expenses that may be incurred by MBX in an action arising out of the breach by ADM Sub of an Obligation, which action MBX brings directly against ADM, without having first taken action against ADM Sub and obtained a final judgment where all appeal rights have been exhausted or expired. No terms or provisions of this letter agreement may be changed, waived, revoked or amended without ADM's and MBX's prior written consent. Should any provision of this letter agreement be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This letter agreement embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

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     7.   ADM represents and warrants to MBX that (i) ADM has taken all necessary and appropriate action to authorize the execution, delivery and performance of this letter agreement, and (ii) this letter agreement constitutes a valid and binding obligation, enforceable against ADM in accordance with its terms. ADM further hereby represents, warrants and covenants that it shall not convey or transfer any of its ownership interest in ADM Sub, or allow ADM Sub to issue any securities of ADM Sub, including without limitation, equity securities, securities that are convertible into equity securities, or any option or right to purchase or receive any of the foregoing, to any other person or entity, such that ADM would own less than: (i) fifty one percent (51%) of the total equity interest of ADM Sub or (ii) fifty one percent (51%) of the total voting rights of each class of equity securities of ADM Sub. ADM acknowledges that it is an Affiliate of ADM Sub for the purposes of the Technology Alliance Agreement and the Commercial Alliance Agreements and it agrees to be bound by those restrictions and obligations that are imposed upon Affiliates of ADM Sub under those agreements, including without limitation, the obligations and restrictions set forth in Articles 6 and 7 of the Technology Alliance Agreement and Articles 8 and 13 of the Commercial Alliance Agreement.

     Except as expressly provided in this Agreement with respect to the Joint Sales Company: (i) the provisions of this letter are for the benefit of the parties hereto and not for any other person; and (ii) this letter shall not provide any third person with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this letter.


                              [Intentionally Blank]

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     Please sign below to evidence ADM's agreement that we intend for this letter agreement to be a binding contract between us governed by the laws of the State of Delaware.


                                            Very truly yours,

                                            METABOLIX, INC.


                                            By: /s/ James J. Barber
                                               -------------------------------

                                                James J. Barber

                                                President and CEO

Agreed:

Archer-Daniels-Midland Company


By:  /s/ John D. Rice
     ------------------------

Name: John D. Rice
     ------------------------

Title: Senior Vice President
      -----------------------
         duly authorized

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